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                                                                  Exhibit 10.703
                                                                  EXECUTION COPY

                         SUBSCRIPTION AGREEMENT dated as of November 20, 1994
                    (this "Agreement"), among CIBA-GEIGY LIMITED, a Swiss corporation ("Ciba"), CIBA-BIOTECH PARTNERSHIP, INC., a Delaware corporation ("Purchaser") and an indirectly wholly owned subsidiary of Ciba, CIBA-GEIGY CORPORATION, a New York corporation ("C Corp"), and CHIRON CORPORATION, a Delaware corporation (the "Company").

               WHEREAS Ciba, C Corp, Purchaser and the Company have entered into the Investment Agreement dated as of the date hereof (the "Investment Agreement");

               WHEREAS each of Ciba, C Corp, Purchaser and the Company have each determined to engage in the transactions contemplated by the Investment Agreement pursuant to which transactions Ciba initially will own a minority of the then outstanding shares of Common Stock of the Company;

               WHEREAS in partial consideration for the Company to enter into the Investment Agreement and certain related agreements and arrangements, Purchaser is willing to subscribe to purchase additional Common Shares; and

               WHEREAS Purchaser and the Company desire to set forth in this Agreement their agreement with respect to the purchase by the Purchaser of shares ("Common Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock"), as more completely described in this Agreement.

               NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

               SECTION 1. DEFINITIONS; INTERPRETATION. The rules of interpretation set forth in Section 7.04 of the Investment Agreement shall apply to this Agreement, and the provisions thereof shall be deemed to be incorporated by reference herein. As used in this Agreement, the following terms shall have the following meanings:

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                                                                               2


               "AFFILIATE" has the meaning assigned to such term in the Governance Agreement.

               "ANCILLARY AGREEMENTS" has the meaning assigned to such term in the Investment Agreement.

               "CLOSING" has the meaning assigned to such term in the Investment Agreement.

               "CLOSING DATE" has the meaning assigned to such term in the Investment Agreement.

               "EXCHANGE ACT" has the meaning assigned to such term in the Governance Agreement.

               "FAIR MARKET VALUE" means, as of any date of determination, the average of the closing sale prices of Common Shares during the 10 trading day period immediately preceding such date of determination on the principal United States securities exchange registered under the Exchange Act on which Common Shares are listed or, if Common Shares are not listed on any such exchange, the average of the closing sale prices or the closing bid quotations of Common Shares during the 10 trading day period preceding such date of determination on the Nasdaq National Market or any comparable system then in use or, if no such quotations are available, the fair market value of Common Shares as of such date of determination as determined in good faith by a majority of the Independent Directors.

               "GOVERNANCE AGREEMENT" has the meaning assigned to such term in the Investment Agreement.

               "HSR ACT" has the meaning assigned to such term in the Investment Agreement.

               "INVESTMENT AGREEMENT" has the meaning assigned to such term above.

               "MARKET PRICE OPTION AGREEMENT" means the Market Price Option Agreement dated as of the date hereof among Ciba, C Corp, Purchaser and the Company.

               "PERSON" shall have the meaning assigned to such term in the Governance Agreement.

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               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights
     Agreement dated as of the date hereof among Ciba, C Corp, Purchaser and the Company.

               "REQUEST NOTICE" has the meaning assigned to such term in
     Section 2(b).

               "SEC" has the meaning assigned to such term in the Governance Agreement.

               "SEC DOCUMENTS" shall mean the most recently filed annual report on Form 10-K of the Company filed with the SEC and each report, schedule, form, statement and other documents filed by the Company with the SEC thereafter.

               "SECURITIES ACT" has the meaning assigned to such term in the Governance Agreement.

               "SUBSCRIPTION AMOUNT" means, initially, $500,000,000, and, thereafter, such amount as reduced by the aggregate price paid from time to time after the Closing by the Purchaser or any of its Affiliates to the Company or any Subsidiary of the Company for each purchase from the Company or any Subsidiary of the Company of any Equity Securities by any of them, whether pursuant to the Market Price Option Agreement, the Governance Agreement, this Agreement or otherwise except for (i) purchases by the Purchaser or its Affiliates in connection with collaborations entered into by Purchaser or its Affiliates and the Company in accordance with the terms of the Cooperation and Collaboration Agreement dated as of the date hereof between Ciba and the Company (ii) Equity Securities issued to Ciba or its Affiliates in accordance with the terms of the Research and Development Agreement referred to in Section 5.16 of the Investment Agreement.

               "SUBSCRIPTION CLOSING" has the meaning assigned to such term in
     Section 2(b).

               "SUBSCRIPTION CLOSING DATE" has the meaning assigned to such term in Section 2(b).

               "SUBSCRIPTION PERIOD" means the eleven year period commencing with the Closing Date.

               SECTION 2. SALE AND PURCHASE OF SHARES.

     (a) Subject to the terms and conditions herein set forth

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     and Section 2.04 of the Governance Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell to Purchaser, from time to time and at any time during the Subscription Period upon each request of the Company, Common Shares for an aggregate purchase price at any Subscription Closing not in excess of the Subscription Amount remaining as of the applicable Subscription Closing Date.

               (b) In order for the Company to request Purchaser to purchase any of the Shares pursuant to Section 2(a), the Company shall, prior to the expiration of the Subscription Period, give written notice to Purchaser of such request (a "Request Notice"), specifying the number of shares to be purchased (which shall be a number that results in an aggregate purchase of at least the lesser of $5,000,000 and the then remaining Subscription Amount) and the place, time and date of the closing of such purchase (each a "Subscription Closing" or a "Subscription Closing Date"), which date shall not be less than five business days nor more than ten business days from the date on which such notice is delivered.

               (c) At each Subscription Closing, the Company shall deliver to Purchaser all of the Common Shares to be purchased by delivery of a certificate or certificates evidencing such Common Shares in the denominations designated by Purchaser by notice to the Company given by the Purchaser prior to the Subscription Closing. Each of such Common Shares shall bear the legend set forth in Section 3.02(d) of the Investment Agreement. If at the time of issuance of any Common Shares pursuant hereto, the Company shall not have redeemed the Rights (as defined in the Rights Agreement dated as of August 29, 1994, between the Company and Continental Stock Transfer and Trust Company, as Rights Agent, as the same may be amended from time to time), then each Common Share issued pursuant hereto shall have attached to it Rights or new rights with terms substantially the same as, and at least as favorable to Purchaser as, are provided generally to holders of shares of Common Stock under the Rights.

               (d) Notwithstanding anything in the foregoing to the contrary, the Company shall have no rights, and Ciba shall have no obligations, under this Section 2 or Section 3 hereof if during the 10 trading day period (or the date of determination if no quotes of the type referred to in the definition of Fair Market Value are available) applicable to

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     the determination of the Fair Market Value with respect to any proposed purchase and sale of Common Shares pursuant to this Agreement the Company is in possession of any material adverse undisclosed information regarding the Company that would be required to be disclosed by the Company in a registration statement under the Securities Act in connection with a public offering of Common Stock of the Company.

               SECTION 3. PAYMENT; FUNDING. (a) In the event the Company requests, pursuant to Section 2, Purchaser to purchase any Common Shares, Purchaser shall, at the related Subscription Closing, deliver by wire transfer to an account designated at least two business days in advance of such Subscription Closing an amount equal to the Fair Market Value of the Common Shares being issued and sold by the Company to the Purchaser determined as of the business day that occurs three business days prior to such Subscription Closing.

               (b) Ciba and/or C Corp shall provide Purchaser on a timely basis all funds required for Purchaser to fulfill its obligation under this Agreement to purchase Common Shares.

               SECTION 4. REGISTRATION RIGHTS. The Common Shares purchased pursuant to this Agreement shall be entitled to the registration rights provided for in the Registration Rights Agreement.

               SECTION 5. REPRESENTATIONS AND WARRANTIES. (a) The Company hereby represents and warrants to Purchaser as follows:

               (i) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company. Prior to delivery of any Request Notice pursuant to Section 2(b), the Company will have taken all necessary corporate and other action to authorize, and to permit it to deliver the full number of Common Shares purchasable pursuant to such Request Notice.

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          Upon issuance, all of such Common Shares shall be duly authorized, validly issued, fully paid and nonassessable and will be approved for quotation on the Nasdaq National Market, or for quotation or listing on the principal trading market for the Common Shares at the time of issuance. Upon delivery of such Common Shares they shall be free and clear of all claims, liens, encumbrances, security interests and charges of any nature whatsoever and shall not be subject to any preemptive right of any shareholder of the Company;

               (ii) Except for filings under the HSR Act, if applicable, no filing with, and no permit, authorization, consent or approval of, any state, Federal or foreign public body or authority is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the sale of Common Shares hereunder);

               (iii) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC during the current calendar year and the two prior calendar years. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated statements of operations, stockholders equity and cash flows for the periods then ended



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          (subject, in the case of unaudited statements, to normal year-end audit adjustments);

              (iv) Except for filings under the HSR Act, if applicable, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof shall
          (x) conflict with or result in any breach of, or require any vote under, any provision of the Certificate of Incorporation of the Company or the By-laws of the Company, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancelation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or its Subsidiaries or any of their properties or assets, except in the case of (y) or (z) for violations, breaches or defaults which would not, in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole or materially impair the ability of the Company to perform its obligations hereunder; and

               (v) This Agreement has been approved by a two-thirds vote of the "Continuing Directors" (as defined in Article ELEVENTH of the Company's Certificate of Incorporation).

               (b) Each of the Purchaser, Ciba and C Corp hereby represents and warrants as to itself as follows:

               (i) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the exercise of the Option) by the Closing Date will have been duly and validly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement or to consummate the transactions

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          contemplated hereby. This Agreement has been duly and validly executed and delivered by it.

               (ii) Except for filings under the HSR Act, if applicable, neither the execution and delivery of this Agreement by it nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof shall (x) conflict with or result in any breach of, or require any vote under, any provision of its Certificate of Incorporation or its By-laws, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancelation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which it or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or its Subsidiaries or any of their properties or assets, except in the case of (y) or (z) for violations, breaches or defaults which would not, in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of it and its Subsidiaries taken as a whole or materially impair its ability to perform its obligations hereunder.

               (c) Purchaser hereby represents and warrants to the Company that any Common Shares acquired by Purchaser hereunder will be acquired for investment only and not with a view to any public distribution of all or any portion thereof, and Purchaser will not offer to sell or otherwise dispose of all or any portion of such Common Shares in violation of any of the registration requirements of the Securities Act.

               SECTION 6. CONDITIONS PRECEDENT. The Purchaser's obligation to purchase any Common Shares is subject to the satisfaction as of the applicable Subscription Closing Date of the following conditions:

               (a) The representations and warranties of the Company made in this Agreement shall be true and correct in all material respects as of the date of this

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     Agreement and as of the applicable Subscription Closing Date with the same effect as if made at and as of such Subscription Closing Date, except to the extent such representations and warranties expressly relate to an earlier time. The Company shall have performed in all material respects the covenants and agreements of the Company contained in the this Agreement, the Investment Agreement, the Governance Agreement and each of the other Ancillary Agreements required to be performed at or prior to the applicable Subscription Closing and no material breach, or event which would, with the giving of notice or the passage of time or both, constitute a default, shall have occurred and be continuing thereunder. Purchaser shall have received a certificate from a senior officer of the Company dated such Subscription Closing Date, as to the satisfaction of this Section 6(a).

               (b) The Company, Ciba and its Affiliates shall have obtained or made all consents, approvals, orders, licenses, permits and authorizations of, and registrations, declarations and filings with, any governmental authority or any other Person required to be obtained or made by or with respect to the Company, Ciba or Ciba's Affiliates in connection with such sale.

               (c) There shall not be threatened or pending by any governmental authority any suit, action or proceeding, and there shall not be pending by any other Person, any suit, action or proceeding, which has a reasonable likelihood of success, seeking to restrain or prohibit the issuance and sale of the applicable Common Shares, and no injunction, decree or order of any governmental authority shall be in effect as of the applicable Subscription Closing which would restrain or prohibit the issuance and sale of the applicable Common Shares.

               (d) The issuance and sale of the applicable Common Shares shall not violate, or cause the violation of, any applicable law or regulations.

               (e) Ciba shall not become subject to any materially greater regulatory requirements or subject its existing investment in the Company to any additional material restriction due to the increase in its percentage ownership of the Company resulting from such purchase of Common Shares, in each case due to

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          (1) any change of law regulations after the date hereof or any changed circumstance arising therefrom or (2) any change in circumstances due to any action by the Company or any of its Subsidiaries.

               (f) The Purchaser shall have received an opinion dated the applicable Subscription Agreement Closing Date of the General Counsel of the Company to the effect that the Common Shares being purchased by the Company on such date are duly authorized, validly issued, fully paid and nonassessable.

               The failure to satisfy any of the foregoing conditions as of any Subscription Closing Date and the resulting cancellation of the purchase and sale of the Common Shares proposed to be sold to the Company on such date shall not prohibit the Company from giving further Request Notices. In the event that there shall be in effect as of any Subscription Closing any injunction, decree or order referred to in Section 6(c), the Company or Purchaser, as applicable, shall use all reasonable efforts to have such injunction, decree or order vacated, lifted or overturned.

               SECTION 7. MISCELLANEOUS. (a) From time to time, at any of the other parties' request and without further consideration, each party hereto shall execute and deliver such additional documents, transfers, assignments, endorsements, consents and other instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement, including, without limitation, to vest in Purchaser good title to any Common Shares purchased hereunder.

               (b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties and at the addresses (or at such other address for a party as shall be specified in a notice given in accordance with this paragraph) specified in Section 7.02 of the Investment Agreement.

               (d) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto,

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     or in the case of a waiver, by the party against whom the waiver is to be effective.

               (e) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               (f) If any term or provision of this Agreement or the application thereof to either party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

               (g) The Investment Agreement, the Governance Agreement, the Registration Rights Agreement, this Agreement and the other Ancillary Agreements and the agreements contemplated hereby and thereby, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

               (h) Neither party to this Agreement shall assign any of its rights or obligations hereunder without the prior written consent of the other party hereto, except that Purchaser, Parent and C Corp may assign all or any of its rights and obligations hereunder to Ciba or to any of Ciba's wholly owned Subsidiaries but no such assignment shall relieve such parties of their obligations hereunder.

               (i) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and

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     nothing in this Agreement, express or implied, is intended to or shall confer upon any other person, other than the parties hereto and their respective permitted successors and assigns, any right, benefit or remedy of any nature or kind whatsoever under or by reason of this Agreement.

               (j) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be fully performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be brought by the parties and heard and determined only in a Delaware state court or a federal court sitting in that State and the parties hereto consent to jurisdiction before and waive any objectives of venue to the Delaware Chancery Court.

               (k) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

               (l) The parties hereto each hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any party hereto in the negotiation, administration, performance and enforcement thereof.

               IN WITNESS WHEREOF, the Company, Purchaser, Ciba and C Corp have caused this Agreement to be duly executed as of the day and year first above written.


                                     CIBA BIOTECH PARTNERSHIP, INC.,

                                        by   /s/ McGraw
                                             --------------------------
                                             Name:
                                             Title:

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                                                                              13


                                     CHIRON CORPORATION,

                                        by   /s/ William J. Rutter
                                             --------------------------
                                             Name:
                                             Title:


                                     CIBA-GEIGY LIMITED,

                                        by   /s/ Alex Krauer
                                             --------------------------
                                             Name:
                                             Title:

                                        by   /s/ John Cheesmond
                                             --------------------------
                                             Name:
                                             Title:


                                     CIBA-GEIGY CORPORATION,

                                        by   /s/ McGraw
                                             --------------------------
                                             Name:
                                             Title: